Exhibit 99.1

FOR IMMEDIATE RELEASE

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (DIRECTLY OR INDIRECTLY), IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF ANY RELEVANT LAWS OF THAT JURISDICTION

18 August 2011

RECOMMENDED CASH OFFER

by

HEWLETT-PACKARD VISION B.V.

an indirect wholly-owned subsidiary of Hewlett-Packard Company for

AUTONOMY CORPORATION PLC

Summary:

•                  The Board of Autonomy Corporation plc (“Autonomy”) and the Board of Hewlett-Packard Company (“HP”), are pleased to announce the terms of a recommended cash offer for the entire issued and to be issued share capital of Autonomy by Hewlett-Packard Vision B.V. (“HP Vision”), a newly incorporated, indirect wholly-owned subsidiary of HP.

•                  Under the terms of the Offer, Autonomy Shareholders will be entitled to receive £25.50 in cash per Autonomy Share (the “Offer Price”).

•                  The Offer Price represents:

•                       a premium of approximately 64 per cent to the Closing Price of £15.58 per Autonomy Share on 17 August 2011, being the last Business Day prior to the commencement of the Offer Period;

•                       a premium of approximately 58 and 50 per cent to the average Closing Price of an Autonomy Share of £16.18 and £17.02 over the one and three months, respectively, preceding the commencement of the Offer Period;

•                  a premium of approximately 36 per cent to the fifty-two week high price of an Autonomy Share of £18.81; and

•                  a premium of approximately 59 per cent to the average Closing Price of £16.00 per Autonomy Share over the twelve month period to 17 August 2011, being the last Business Day prior to the commencement of the Offer Period.

•                  The Offer values Autonomy’s fully diluted share capital at approximately £7,091 million.

•                  The acquisition of Autonomy will significantly expand HP’s offerings in the market for enterprise information software.  Autonomy’s leading IDOL platform combined with HP’s strength in enterprise software, services and infrastructure will enable the combined business to deliver a next-generation information platform, analytical applications and performance optimisation solutions.

•                  The Directors of HP expect the acquisition to be accretive to Non-GAAP earnings per share for HP stockholders in the first full year following completion.(1)

•                  The Offer will be funded from a combination of HP’s existing cash resources and debt financing which has been arranged by Barclays Capital.

•                  It is intended that the Offer is to be effected by means of a takeover offer within the meaning of Part 28 of the Companies Act.

•                  The Autonomy Directors, who have been so advised by Qatalyst Partners, consider the terms of the Offer to be fair and reasonable.  In providing their advice to the Autonomy Directors, Qatalyst Partners has taken into account the commercial assessments of the Autonomy Directors.  Accordingly, the Autonomy Directors intend to recommend unanimously that Autonomy Shareholders accept the Offer.

•                  The Autonomy Directors have entered into irrevocable undertakings to accept (or procure the acceptance of) the Offer in respect of their respective beneficial interests in Autonomy Shares, representing in aggregate approximately 9.12 per cent of the existing issued share capital of Autonomy.  Further details of these irrevocable undertakings are set out in Appendix III.

•                  Barclays Capital is acting as joint financial adviser and corporate broker to HP and HP Vision. Perella Weinberg Partners is acting as joint financial adviser to HP and HP Vision.

•                  Qatalyst Partners is acting as lead financial adviser to Autonomy.  Autonomy has also received financial advice from Citigroup Global Markets Limited, Goldman Sachs

(1)           This statement regarding earnings enhancement is not intended to be a profit forecast and should not be interpreted to mean that the earnings per HP share, or of the combined group, for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

International, Merrill Lynch International, UBS Limited and J.P. Morgan Limited.  UBS Limited is acting as corporate broker to Autonomy.

Commenting on the Offer, Autonomy CEO and Founder, Dr. Mike Lynch said:

“This is a momentous day in Autonomy’s history. From our foundation in 1996, we have been driven by one shared vision: to fundamentally change the IT industry by revolutionising the way people interact with information.  HP shares this vision and provides Autonomy with the platform to bring our world-leading technology and innovation to a truly global stage, making the shift to a future age of the information economy a reality.”

Commenting on the Offer, HP President and CEO, Léo Apotheker said:

“Autonomy presents an opportunity to accelerate our strategic vision to decisively and profitably lead a large and growing space.  Autonomy brings to HP higher value business solutions that will help customers manage the explosion of information.  Together with Autonomy, we plan to reinvent how both structured and unstructured data is processed, analysed, optimised, automated and protected.  Autonomy has an attractive business model, including a strong cloud based solution set, which is aligned with HP’s efforts to improve our portfolio mix.  We believe this bold action will squarely position HP in software and information to create the next-generation Information Platform, and thereby create significant value for our shareholders.

Autonomy is a highly profitable and globally respected software company, with a well regarded management team and talented, dedicated employees.  We look forward to partnering with a company who shares our commitment to solving customer problems by creating smart, cutting-edge products and solutions.  I am particularly pleased that Dr. Mike Lynch, who heads up a team of brilliant scientists and employees, will continue to lead Autonomy.  I look forward to our collaboration as we focus on creating maximum value for the combined company, its customers and employees.”

This summary should be read in conjunction with, and is subject to, the full text of the following announcement and the Appendices.  Appendix I sets out the conditions and the principal further terms of the Offer, Appendix II contains information on bases and sources used in this announcement, Appendix III provides information in relation to the irrevocable undertakings and Appendix IV contains definitions and a glossary of certain terms used in this announcement.

Conference Call

HP will host a conference call for financial analysts, HP stockholders and Autonomy Shareholders, today at 5 p.m. EST/2 p.m. PST/10 p.m. BST.  The call is accessible via audio webcast at http://www.hp.com/investor/2011Q3webcast.

Enquiries:

For HP

Barclays Capital

(joint financial adviser and corporate broker to HP and HP Vision)

London	Tel: +44 (0) 20 7623 2323
Richard Taylor
Matthew Smith
Alisdair Gayne (Corporate Broking)

New York	Tel: +1 212 526 7000
Michael Carter
Wayne Kawarabayashi
Avinash Patel

Perella Weinberg Partners	Tel: +44 (0) 20 7268 2800
(joint financial adviser to HP and HP Vision)

London
Philip Yates
Graham Davidson

New York	Tel: +1 212 287 3200
Peter Weinberg
Riccardo Benedetti

San Francisco	Tel: +1 415 671 4532
John Varughese
Paul Inouye

For Autonomy

Autonomy
Derek Brown (Head of Investor Relations)	Tel: +44 (0) 20 710 45700

Qatalyst Partners
(lead financial adviser to Autonomy)

San Francisco	Tel: +1 415 844 7700
Frank Quattrone
Jonathan Turner
Ian MacLeod
Brian Cayne

London	Tel: +44 (0) 20 3159 4055
Jean Tardy-Joubert
Nadja Gehriger

Brunswick Group
(joint public relations adviser to Autonomy)

Richard Jacques	Tel: +44 (0) 7974 982557
Chris Blundell	Tel: +44 (0) 7974 982408

Financial Dynamics
(joint public relations adviser to Autonomy)

Edward Bridges	Tel: +44 (0) 20 7831 3113

IMPORTANT NOTES

This announcement is not intended to and does not constitute, or form any part of an offer to sell or subscribe for or an invitation to purchase or subscribe for any securities or the solicitation of an offer to purchase or subscribe for any securities pursuant to the Offer or otherwise.  The Offer will be made solely through the Offer Document and (in respect of Autonomy Shares held in certificated form) the Form of Acceptance, which will together contain the full terms and conditions of the Offer, including details of how to accept the Offer.  Any acceptance or other response to the Offer should be made only on the basis of the information contained in the Offer Document and (in respect of Autonomy Shares held in certificated form) the Form of Acceptance.

Barclays Capital, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for HP and HP Vision and no one else in connection with the Offer and will not be responsible to anyone other than HP and HP Vision for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the matters described in this announcement or any transaction or arrangement referred to herein.

Perella Weinberg Partners, which through its affiliate Perella Weinberg Partners UK LLP is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for HP and HP Vision and no one else in connection with the Offer and will not be responsible to anyone other than HP and HP Vision for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the matters described in this announcement or any transaction or arrangement referred to herein.

Qatalyst Partners, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

Citigroup Global Markets Limited which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

Merrill Lynch International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

UBS Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or other matters referred to herein.

J.P. Morgan Limited which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom or the United States may be restricted by law and therefore any persons who are not resident in the United Kingdom or the United States, or who are subject to the laws or regulations of any jurisdiction other than the United Kingdom or the United States, should inform themselves about, and observe, any applicable requirements.  Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

The availability of the Offer to Autonomy Shareholders who are resident in jurisdictions other than the United Kingdom or the United States may be restricted by the laws or regulations of those jurisdictions.  Any Autonomy Shareholders who are not resident in the United Kingdom or the United States or who are subject to the laws or regulations of any jurisdiction other than the United Kingdom or the United States, should inform themselves about, and observe, any applicable requirements.  Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

In particular, copies of this announcement and any formal documentation relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction.  Persons receiving such documents (including custodians, nominees and trustees) should observe these restrictions and should not mail or otherwise forward, distribute or send such documents, in or into or from Restricted Jurisdictions as doing so may invalidate any purported acceptance of the Offer.

This announcement has been prepared for the purposes of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws and regulations of any jurisdiction outside of the United Kingdom.

The receipt of cash pursuant to the Offer by Autonomy Shareholders may be a taxable transaction under applicable national, state and local, as well as foreign and other tax laws.  Each Autonomy Shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of acceptance of the Offer.

Publication on Websites

A copy of this announcement and information about the Offer is and will be available free of charge, subject to certain restrictions relating to persons resident outside the United Kingdom or the United States, for inspection on HP’s website at http://www.hp.com/investor/offerdocuments and Autonomy’s website at http://news.autonomy.com, during the course of the Offer.

Notice to US Investors

The Offer is being made for securities of a United Kingdom company and Autonomy Shareholders in the United States should be aware that this announcement, the Offer Document and any other documents relating to the Offer have been or will be prepared in accordance with the City Code and United Kingdom disclosure requirements, format and style, all of which differ from those in the United States.  Autonomy’s financial statements and all financial information that is included in this announcement, or that may be included in the Offer Document or any other documents relating to the Offer, have been or will be prepared in accordance with United Kingdom generally accepted accounting principles and International Financial Reporting Standards and may not be comparable to financial statements of United States companies.

The Offer, which is open to Autonomy Shareholders in the United States, will be subject to a limited extent to US tender offer rules and securities laws (Regulation 14E), and will otherwise be made in accordance with the requirements of the City Code, the Panel, the London Stock Exchange and the Financial Services Authority.  Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those generally applicable under United States domestic tender offer procedures and law.  In the United States, the Offer will be deemed made solely by HP Vision and not by any of its financial advisers.

Autonomy is a company incorporated under the laws of England and Wales.  The directors of Autonomy are residents of countries other than the United States.  As a result, it may not be possible for Autonomy Shareholders in the United States to effect service of process within the United States upon Autonomy or its officers or directors or to enforce against any of them judgements of the United States predicated upon the civil liability provisions of the federal securities laws of the United States.  It may not be possible to sue Autonomy or its officers or directors in a non-US court for violations of the United States securities laws.  There is also substantial doubt as to enforceability in the United Kingdom in original actions, or in actions for the enforcement of judgments of United States courts, based on the civil liability provisions of United States federal securities laws.

In accordance with the City Code and normal United Kingdom market practice and pursuant to Rule 14e-5(b)(12) under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), HP Vision or its nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Autonomy Shares outside the United States, otherwise than pursuant to the Offer, before or during the period in which the Offer remains open for acceptance, such as in open market purchases at prevailing prices or privately negotiated purchases at negotiated prices.  In the event that HP Vision or its nominees or brokers (acting as agents) purchase or make arrangements to purchase Autonomy Shares for a consideration greater than the Offer Price, the Offer Price will be increased to match the higher price paid outside the Offer.  Such purchases, or arrangements to purchase, will comply with all applicable United Kingdom rules, including the City Code and the rules of the London Stock Exchange.  In addition, in accordance with the City Code, normal United Kingdom market practice and Rule 14e-5(b)(12) under the Exchange Act, Barclays Capital will continue to act as an exempt principal trader in Autonomy securities on the London Stock Exchange.  These purchases may occur in the open market or as privately negotiated transactions.

Information regarding such purchases and activities which is required to be made public in the United Kingdom pursuant to the City Code will be reported to a Regulatory Information Service and will be available to all investors (including US investors) on the London Stock Exchange website at www.londonstockexchange.com.

Forward-Looking Statements

This announcement, oral statements made regarding the Offer and other information published by HP, HP Vision or Autonomy, including information included or incorporated by reference to this announcement, may contain statements that are, or may be, “forward-looking statements”.  These statements are based on the current expectations of the management of Autonomy, HP and HP Vision (as the case may be) and are naturally subject to uncertainty and changes in circumstances.  The forward-looking statements contained herein may include statements about the expected effects on Autonomy or HP of the Offer, the expected timing and scope of the Offer, strategic options and all other statements in this document other than historical or current facts.  Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “should”, “could”, “would”, “can”, “continue”, “opportunity”, “anticipates”, “estimates”, “projects”, or words or terms of similar substance or the negative thereof, are forward-looking statements.  Forward-looking statements are not guarantees of future performance.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Many of these risks and uncertainties relate to factors that are beyond the companies’ abilities to control or estimate precisely, such as: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Autonomy’s or HP’s operations and potential synergies resulting from the Offer; and (iii) the effects of government regulation on Autonomy’s or HP’s business.  There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements.  These factors include, but are not limited to, the satisfaction of the conditions to the Offer, failure to consummate the proposed acquisition, failure to realise the benefits of the proposed acquisition, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the companies following the proposed acquisition as well as additional factors, such as changes in economic conditions, changes in the level of capital investment, success of business and operating initiatives and restructuring objectives, changes in consumer habits and preferences, competitive product and pricing pressures, customers’ strategies and stability, changes in the regulatory environment, fluctuations in interest and exchange rates, the outcome of litigation, government actions and natural phenomena such as floods, earthquakes and hurricanes.  Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements.  These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of the companies and the environment in which each will operate in the future.  Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this announcement.  All subsequent oral or written forward-looking statements attributable to HP, HP Vision or Autonomy or any of their respective members, directors, officers or employees or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above.  All forward-looking statements included in this announcement are based on information available to HP, HP Vision and Autonomy on the date of this announcement and are made only as of the date of this announcement.  Undue reliance should not be placed on such forward-looking statements.  None of Autonomy, HP or HP Vision assumes any obligation, nor does any of them intend, to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing and Opening Position Disclosure Requirements

Under Rule 8.3(a) of the City Code, any person who is interested (directly or indirectly) in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s).  An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th Business Day following the announcement in which any paper offeror is first identified.

Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested (directly or indirectly) in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror.  A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8.  A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified.  If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Note: References to “Rules” are to the rules of the City Code.  The terms “offeror”, “offeree company”, “offer period”,“interested” (and related variations), “relevant securities”, “deals” (and related variations) and “acting in concert” all bear the same meanings given to them in the City Code.

Rule 2.10 of the City Code

In accordance with Rule 2.10 of the City Code, Autonomy confirms that it has 243,469,433 ordinary shares of 1/3 pence each in issue and admitted to trading on the main market of the London Stock Exchange.  Each such ordinary share has one voting right.  The ISIN reference for such ordinary shares is GB0055007982.

In addition, Autonomy confirms that it has in issue £496,900,000 3.25 per cent convertible bonds due in March 2015.  Such convertible bonds are convertible into ordinary shares in Autonomy.  The ISIN reference for the convertible bonds is XS0487597006.

FOR IMMEDIATE RELEASE

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (DIRECTLY OR INDIRECTLY), IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF ANY RELEVANT LAWS OF THAT JURISDICTION

18 August 2011

RECOMMENDED CASH OFFER

by

HEWLETT-PACKARD VISION B.V.

an indirect wholly-owned subsidiary of

HEWLETT-PACKARD COMPANY

for

AUTONOMY CORPORATION PLC

1.                                      Introduction

The Board of Autonomy Corporation plc (“Autonomy”) and the Board of Hewlett-Packard Vision B.V. (“HP Vision”), a newly incorporated, indirect wholly-owned subsidiary of HP Company (“HP”), are pleased to announce the terms of a recommended cash offer for the entire issued and to be issued share capital of Autonomy by HP Vision.

2.                                      The Offer

Under the Offer, which will be subject to the terms and conditions set out below (and in Appendix I) and to be set out in the Offer Document and, in the case of Autonomy Shares held in certificated form, in the Form of Acceptance, Autonomy Shareholders will receive:

For each Autonomy Share £25.50 in cash (the “Offer Price”)

The Offer Price represents:

•                  a premium of approximately 64 per cent to the Closing Price of £15.58 per Autonomy Share on 17 August 2011, being the last Business Day prior to the commencement of the Offer Period;

•                  a premium of approximately 58 and 50 per cent to the average Closing Price of an Autonomy Share of £16.18 and £17.02 over the one and three months, respectively, preceding the commencement of the Offer Period;

•                  a premium of approximately 36 per cent to the fifty two week high price of an Autonomy Share of £18.81; and

•                  a premium of approximately 59 per cent to the average Closing Price of £16.00 per Autonomy Share over the twelve month period to 17 August 2011, being the last Business Day prior to the commencement of the Offer Period.

The Offer values Autonomy’s fully diluted share capital at approximately £7,091 million.

The Offer will be conditional upon, amongst other things, HP Vision receiving acceptances in respect of (and/or the HP Group having acquired or agreed to acquire, directly or indirectly) Autonomy Shares which result in HP Vision and/or any members of the HP Group holding Autonomy Shares representing in aggregate 75 per cent or more of the voting rights exercisable at a general meeting of Autonomy.  Further details of the conditions are set out in Appendix I.

Autonomy Shares will be acquired by HP Vision fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and other third party rights or interests and together with all rights now or hereafter attaching thereto, including, without limitation, the right to receive and retain all dividends and other distributions (if any) announced, declared, made or paid hereafter.

3.                                      Recommendation

The Autonomy Directors, who have been so advised by Qatalyst Partners, consider the terms of the Offer to be fair and reasonable.  In providing their advice to the Autonomy Directors, Qatalyst Partners has taken into account the commercial assessments of the Autonomy Directors.

Accordingly, the Autonomy Directors intend to recommend unanimously that Autonomy Shareholders accept the Offer, as the Autonomy Directors have irrevocably undertaken to do (or procure to be done) in respect of their entire beneficial interests in Autonomy Shares representing approximately 9.12 per cent of the existing issued share capital of Autonomy.

Further details of these irrevocable undertakings are set out in Appendix III.

4.                                      Irrevocable Undertakings

The Autonomy Directors have entered into irrevocable undertakings to accept (or procure acceptance of) the Offer in respect of their respective beneficial interests in the issued and to be issued Autonomy Shares, representing in aggregate approximately 9.12 per cent of the existing issued share capital of Autonomy.

Accordingly, HP Vision, in aggregate, holds or has received irrevocable undertakings to accept the Offer in respect of a total of 22,200,066 Autonomy Shares, representing approximately 9.12 per cent of the existing issued share capital of Autonomy.

Further details of these irrevocable undertakings are set out in the Appendix III.

5.                                      Background to and Reasons for the Offer

The acquisition of Autonomy will significantly expand HP’s offerings in the market for enterprise information software. Autonomy’s leading IDOL platform combined with HP’s strength in complementary products, services and infrastructure will enable the combined business to deliver a next-generation information platform, analytical applications and performance optimisation solutions.

The majority of enterprise information today is text, voice and video but existing information and analytical solutions have focused primarily on structured information from transactional applications.  HP believes that with Autonomy, it can re-invent the Enterprise Information platform to include structured and unstructured data and increase the efficiency, effectiveness and automation of enterprise business processes while dramatically improving the user experience of today’s workforce.

The acquisition of Autonomy is consistent with HP’s stated strategy of expanding its software portfolio capabilities and HP expects the acquisition to deliver benefits to Autonomy and the combined customer base and to the enlarged group:

New Solutions, Products and Services

•                  New Industry & LOB Solutions (Healthcare, Financial Services, Retail, IT, Legal, Customer Service, Sales);

•                  New unified analytic and optimisation platform and applications;

•                  IT Performance Suite Software — Storage Archiving & Back-Up solutions and Help Desk solutions;

•                  Digitisation & Printing — Intelligent Document Processing solutions;

•                  Services — Information and Document Processing practices;

•                  Mobile offerings leveraging tablets, phones, PCs, printers, servers, storage; and

•                  Cloud data management expertise from its 31 Petabyte cloud offering.

These new solutions, products and services can advance HP’s route to markets via one of the largest enterprise sales and services organisations in the world.

Strategic and Financial Benefits

•                  Positions HP as leader in large and growing space:  Autonomy has a strong position in the $20 billion Enterprise Information Management space, which is growing at 8 per cent annually and is uniquely positioned to continue growth within this space.  Furthermore, key Autonomy assets would provide HP with the ability to reinvent the $55 billion Business Analytics software and services space, which is growing at 8 per cent annually.

•                  Complements HP’s existing technology portfolio and enterprise strategy:  Autonomy offers solutions that are synergistic across HP’s enterprise offerings and strengthens capabilities for data analytics, the cloud, industry capabilities and workflow management. This will bolster HP’s cloud offerings with key assets for information management and data analytics.  Autonomy also complements existing HP offerings from ESSN, software, services and IPG.

•                  Provides differentiated IP for services and extensive vertical capabilities in key industries:  Acquiring Autonomy would provide differentiated IP for services, including extensive vertical capabilities in key industries such as government, financial services, legal, pharmaceutical and healthcare.

•                  Provides IPG a base for content management platforms:  Autonomy provides HP with a content management platform and accelerates a major component of the IPG enterprise strategy to continue its growth of document and content management and higher value commercial printing opportunities.

•                  Enhances HP’s financial profile:  Autonomy’s strong growth and profit margin profile complements HP’s efforts to improve its business mix by focusing on enterprise software and solutions.  Autonomy has a consistent track record of double-digit revenue growth, with 87 per cent gross margins and 43 per cent operating margins in calendar year 2010.(2)

•                  Accretive to HP’s Earnings:(3)  HP expects the acquisition to be accretive to Non-GAAP earnings per share for HP shareholders in the first full year following completion.

6.                                      Background to and Reasons for the Recommendation

Since its founding in 1996, the vision of Autonomy has been to become one of the leading enterprise infrastructure software businesses on a global basis and create excellence in its proprietary technology offering, employment opportunities and financial performance.  Today, Autonomy through its industry leading IDOL platform is leading the movement towards delivery of cloud based software solutions.  Over the last five years, Autonomy has grown its revenues at a compound annual growth rate of approximately 55 per cent and adjusted operating profit at a rate of approximately 83 per cent.  Autonomy’s recent operating and financial performance has been strong, including its most recent results for the quarter ending 30 June 2011.

Accordingly, in recommending the Offer, the Autonomy Directors have given careful consideration to the fundamental and future value of the business and to the reasonable expectations of Autonomy Shareholders.  In particular, the Autonomy Directors considered that the Offer represents an opportunity for Autonomy Shareholders to receive cash at:

(2)                                  These are derived from Autonomy non-IFRS reported figures which exclude the effect of certain specific, non-recurring and non-cash charges.

(3)                                  This statement regarding earnings enhancement is not intended to be a profit forecast and should not be interpreted to mean that the earnings per HP share, or of the combined group, for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

•                                          a premium of approximately 64 per cent to the Closing Price of £15.58 per Autonomy Share on 17 August 2011 (being the Closing Price on the Business Day prior to the commencement of the Offer Period);

•                                          a premium of approximately 53 per cent to the average Closing Price of £16.62 per Autonomy Share over the six month period to 17 August 2011, being the last Business Day prior to the commencement of the Offer Period; and

•                                          a premium of approximately 36 per cent over the highest Closing Price over the fifty-two week high price of an Autonomy Share of £18.81.

In addition, becoming part of HP provides a unique opportunity to drive increased penetration and cross-selling of Autonomy’s solutions on a global scale through the additional resources and assets available to the enlarged group.  The Autonomy Directors believe that becoming part of a larger organisation will also extend the opportunities available to Autonomy employees.

The Autonomy Directors believe that the Offer by HP provides both an attractive value to Autonomy Shareholders and allows for the accelerated development of the Autonomy business with an exceptional combined offering.

7.                                      Information on HP and HP Vision

HP is a leading global provider of products, technologies, software, solutions and services to individual consumers, small and medium-sized businesses and large enterprises, including customers in the government, health and education sectors. HP’s offerings span:

•                  multi-vendor customer services, including infrastructure technology and business process outsourcing, technology support and maintenance, application development and support services and consulting and integration services;

•                  enterprise information technology infrastructure, including enterprise storage and server technology, networking products and solutions, information management software and software that optimises business technology investments;

•                  personal computing and other access devices; and

•                  imaging and printing-related products and services.

Headquartered in Palo Alto, California, HP serves customers in more than 170 countries on six continents and had approximately 324,600 employees worldwide as of 31 October 2010.

For the 12 months to 31 October 2010, HP reported net revenues of $126,033 million and earnings from operations of $11,479 million.  As at 31 October 2010, HP had total assets of $124,503 million and stockholders’ equity of $40,781 million.  HP announced today its financial results for its third fiscal quarter ended 31 July 2011. This announcement and details of these results can be accessed at http://www.hp.com/investor/home.

HP also announced today that the board of directors of HP has authorised the evaluation of strategic alternatives for its Personal Systems Group, including the exploration of the separation of its PC business into a separate company through a spin-off or other transaction.   This announcement can be found on HP’s website at http://www.hp.com/hpinfo/newsroom.

Further information on HP can be found on its website at http://www.hp.com

HP Vision is a newly incorporated company formed for the purpose of the Offer and is an indirect wholly-owned subsidiary of HP.  HP Vision is incorporated under the laws of The Netherlands and has not traded since incorporation, nor has it entered into any obligations, other than in connection with the Offer and the financing of the Offer.

8.                                     Information on Autonomy

Autonomy, a global leader in infrastructure software for the enterprise, spearheads the Meaning Based Computing movement. Its IDOL platform allows computers to harness the ample richness of information, forming a conceptual and contextual understanding of any piece of electronic data, including unstructured information, such as text, email, web pages, voice and video.  Autonomy’s software powers the full spectrum of mission-critical enterprise applications, including pan-enterprise search, customer interaction solutions, information governance, end-to-end eDiscovery, records management, archiving, business process management, web content management, web optimisation, rich media management and video and audio analysis.

Founded in 1996, Autonomy is headquartered in Cambridge, UK and San Francisco, USA with offices throughout the world.  As at 30 June 2011, it had approximately 2,700 employees worldwide.

Autonomy has over 25,000 customer accounts with global companies, law firms and public sector agencies including AOL, BAE Systems, the BBC, Bloomberg, Boeing, Citigroup, Coca Cola, Daimler AG, Deutsche Bank, DLA Piper, Ericsson, FedEx, Ford, GlaxoSmithKline, Lloyds Banking Group, NASA, Nestlé, the New York Stock Exchange, Reuters, Shell, Tesco, T-Mobile, the US Department of Energy, the US Department of Homeland Security and the US Securities and Exchange Commission.  Autonomy’s IDOL is the de-facto standard among more than 400 OEMs (including Symantec, Citrix, HP, Novell, Oracle, Sybase and TIBCO) and Autonomy is a significant cloud player with over 30 petabytes of customer information under management.

Autonomy continues to grow strongly and profitably, reporting record revenue in Q2 2011 of $256 million.  For the six months to 30 June 2011, Autonomy reported revenue of $476 million with adjusted operating margin of 42 per cent.  As at 30 June 2011, Autonomy had a gross cash position of $736 million.  For the full year ended 31 December 2010, Autonomy reported revenue of $870 million with adjusted operating margin of 43 per cent.

9.                                      Financing for the Offer

The cash consideration payable by HP Vision under the terms of the Offer will be funded from a combination of HP’s existing cash resources and debt financing which has been arranged by Barclays Capital.

Further details of the financing of the Offer will be included in the Offer Document.

Barclays Capital and Perella Weinberg Partners, as joint financial advisers to HP Vision, have confirmed that they are satisfied that sufficient financial resources are available to HP Vision to enable it to satisfy, in full, the cash consideration payable to Autonomy Shareholders as a result of full acceptance of the Offer.

10.                               Management, Employees and Customers

HP attaches great importance to the skills and experience of the existing management and employees of Autonomy and, accordingly, has given assurances to the Board of Autonomy that, upon and following the Offer becoming or being declared wholly unconditional, the existing employment rights of the management and employees of Autonomy will be fully safeguarded.

It is intended that, upon the Offer becoming or being declared wholly unconditional, each of the non-executive directors of Autonomy will resign from his office as a director of Autonomy.

Dr. Mike Lynch, the Founder and CEO of Autonomy, will continue to lead the Autonomy business and will report to Léo Apotheker, President and CEO of HP.  Following the acquisition, Autonomy will operate as a separate business group, which will be core to a new division within HP. There are currently no plans for work force reduction.

11.                               Autonomy Share Schemes

The Offer will extend to any Autonomy Shares unconditionally allotted or issued or unconditionally allotted and fully paid (or credited as fully paid) pursuant to the exercise of options or awards under the Autonomy Share Schemes before the date on which the Offer closes (or, subject to the City Code, by such earlier date as HP Vision may decide).

To the extent that such options are not exercised, and if the Offer becomes or is declared unconditional in all respects, it is intended that appropriate proposals will be made to holders of options under the Autonomy Share Schemes (which will include the offer for participants under the Autonomy US Plans to exchange their options for new equivalent options over HP Shares).

Autonomy has agreed not to exercise its discretion under the Autonomy US Plans (where relevant) to accelerate vesting where the option exchange is offered.

Participants in the Autonomy Share Schemes will be contacted separately regarding the effect of the Offer on their options under the Autonomy Share Schemes and, where applicable, the actions they can take in respect of these options.

12.                               Autonomy Convertible Bonds

The Offer will extend to any Autonomy Shares unconditionally allotted or issued or unconditionally allotted and fully paid (or credited as fully paid) pursuant to the valid conversion of any Autonomy Convertible Bonds before the date on which the Offer closes (or, subject to the City Code, by such earlier date as HP Vision may decide).

To the extent that such Autonomy Convertible Bonds are not exercised, appropriate proposals (the “Convertible Bond Offer”) will be made in due course to holders of the Autonomy Convertible Bonds.  The Convertible Bond Offer will give holders of the Autonomy Convertible Bonds the same consideration they would receive if, after the Offer becomes or is declared unconditional in all respects, they were to exercise their conversion rights pursuant to the terms of the Autonomy Convertible Bonds and accept the Offer in respect of the Autonomy Shares arising on conversion.  For illustrative purposes, based on a closing date of 9 September 2011, the Autonomy Convertible Bond would have an adjusted exercise price of £16.5888.  The Convertible Bond Offer will be conditional on the Offer becoming or being declared unconditional in all respects.

HP Vision reserves the right to adjust the terms of the Convertible Bond Offer if, prior to the date on which the Offer becomes or is declared unconditional in all respects, Autonomy takes any action which results in or would result in any material adjustment to the conversion price of the Autonomy Convertible Bonds.

The document containing the full terms and conditions of the Convertible Bond Offer will be despatched as soon as practicable after the date on which the Offer Document is posted to Autonomy Shareholders.

13.                               Disclosure of Interests in Autonomy Shares

HP Vision confirms that it has made an Opening Position Disclosure (as defined in the City Code) on the date of this announcement, setting out the details required to be disclosed by it under Rule 8.1(a) of the City Code.

As at the close of business on 17 August 2011 (the last Business Day prior to the announcement) and save as discussed above and for the irrevocable undertakings referred to in Appendix III, neither HP Vision, nor any HP Vision Directors nor, so far as HP Vision is aware, any person acting in concert (within the meaning of the City Code) with HP Vision has any interest in, owns or has owned or controls or has controlled any Autonomy Shares (including pursuant to any short or long exposure, whether conditional or absolute, to changes in the prices of securities) or any rights to subscribe for or purchase the same, or holds or has held options (including traded options) in respect of, or has or has had any option to acquire, any Autonomy Shares or has entered into any derivatives referenced to Autonomy Shares (“Relevant Shares”) which remain outstanding, nor does any person have or has any such person had any arrangement in relation to Relevant Shares.  An “arrangement” for these purposes also includes any indemnity or option arrangement, or any arrangement or understanding, formal or informal, of whatever nature, relating to Relevant Shares which may be an inducement to deal or refrain from dealing in such securities, or any borrowing or lending of Relevant Shares that have not been on-lent or sold.

In view of the requirement for confidentiality, HP has not made any enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with it for the purposes of the Offer.

14.                               Offer Agreement

HP Vision and Autonomy have entered into an Offer Agreement in connection with the Offer.  The Offer Agreement includes, among other things, provisions covering the following matters:

•                  Inducement fee

Autonomy has agreed that it will pay HP Vision an inducement fee of one per cent of the value of Autonomy’s fully diluted equity share capital by reference to the price per Autonomy Share under the Offer if (i) the Autonomy Directors do not provide a unanimous and unqualified recommendation of the Offer in the Offer Document (other than where the Autonomy Directors determine or announce they are recommending or resolving to recommend a Competing Proposal or for a temporary failure to provide a recommendation of the Offer during the period when the Autonomy Directors are considering whether or not to recommend a Competing Proposal for the purposes of the matching rights (as summarised below)); (ii) the Autonomy Directors withdraw, qualify or adversely modify their recommendation of the Offer (other than where the Autonomy Directors determine or announce they are recommending or resolving to recommend a Competing Proposal or for a temporary failure to provide a recommendation of the Offer during the period when the Autonomy Directors are considering whether or not to recommend a Competing Proposal for the purposes of the matching rights); (iii) the Autonomy Directors do not provide a unanimous and unqualified recommendation of a revised offer announced by HP pursuant to exercise of its matching rights; or (iv) a Competing Proposal is made and becomes or is declared unconditional in all respects or is otherwise completed.  Autonomy will not be obliged to pay any amount which the Panel determines would not be permitted by Rule 21.2 of the City Code or to pay any amount which would not be permitted to be paid under the Listing Rules.

•                  Non-solicitation

Autonomy has also agreed that (i) it will not, and it will procure that no member of the Autonomy Group nor any of its or their representatives will, directly or indirectly (a) knowingly solicit, initiate, or encourage the submission of proposals or offers in relation to a Competing Proposal (provided that this does not prevent Autonomy or any other member of the Autonomy Group or its or their representatives responding to any approach, proposals or offers); or (b) will not provide information to any person in relation to a Competing Proposal except as required under Rule 20.2 or as is necessary for the Autonomy Directors to comply with their fiduciary duties and applicable laws, rules and regulations, or which the Autonomy Directors reasonably consider is a reasonable request and is required by the requesting party to proceed with a Competing Proposal; and (ii) it will notify HP Vision of any approach, proposal of offer in relation to any Competing Proposal (but not the identity of the approaching party or the terms of the proposal), so far as lawful to do so, and of requests made by other persons under Rule 20.2 of the City Code.

•                  Matching right

If the Autonomy Directors determine that a Competing Proposal constitutes a Superior Proposal, Autonomy has agreed to notify HP Vision and provide the material details which led to such conclusion and notify HP Vision of the date of any meeting of the Board of Autonomy convened to consider whether or not to recommend the Superior Proposal and until which time Autonomy has agreed (subject to compliance with the Autonomy Directors fiduciary and legal duties and applicable laws, rules and regulations) not to recommend any Superior Proposal or withdraw any Scheme setting out Offer proposals from HP Vision.  If within two Business Days of receipt of the notice of the Superior Proposal, HP Vision fails to confirm that it intends to increase its offer to a price or financial value equal to or greater than that provided under the Superior Proposal; or, having provided the above confirmation, HP Vision fails within two Business Days of such confirmation to announce its revised offer, then the Autonomy Directors shall be entitled to withdraw, qualify or modify their recommendation of the Offer.  Otherwise, Autonomy has agreed to procure that the Autonomy Directors recommend the revised offer of HP Vision (subject to compliance with their fiduciary and legal duties and applicable laws, rules and regulations).

•                  Conditions and regulatory filings

HP Vision has agreed to use all reasonable endeavours to procure the satisfaction of certain regulatory conditions as set out in paragraphs b. and c. of Appendix I as soon as practicable following the date of this announcement.  Autonomy has agreed that it will work co-operatively with HP Vision to prepare all regulatory filings required to obtain the clearances, consents, permissions and waivers necessary or reasonably considered appropriate by HP Vision.

•                  Switch to a Scheme

If HP Vision determines that it wishes to implement the acquisition of Autonomy by way of a Scheme, it has agreed do so on substantially the same terms and conditions as set out in this announcement and Autonomy has agreed to undertake or cause to be taken all reasonable steps to promptly implement a Scheme and to consult with and keep HP Vision informed of all dealings with the Panel and the Court in connection with the Scheme.

•                  Acceptance period

HP Vision has agreed with Autonomy that until such time as the Offer becomes or is declared unconditional as to acceptances, it will extend the Offer for such further period as may be agreed between HP Vision and Autonomy (or in the absence of an agreement by the time the extension would need to be announced, by the lesser of seven days and the period remaining until the sixtieth day after the day upon which the Offer Document is published), provided always that HP Vision will not be obliged to extend the period during which the Offer may become or be declared unconditional as to acceptances beyond midnight on the sixtieth day after the day on which the initial Offer Document in respect of the Offer is published.

15.                               Structure of the Offer

The Offer is to be effected by means of a takeover offer within the meaning of Part 28 of the Companies Act.  HP reserves the right to elect to implement the acquisition of Autonomy, with the consent of the Panel, by way of scheme of arrangement under Part 26 of the Companies Act which will be implemented on the same terms (subject to appropriate amendment) as the Offer.  In the event of such an election by HP, Autonomy has agreed to do all things reasonably necessary and to take all such steps promptly to implement a Scheme and the Autonomy Directors with holdings of Autonomy Shares have agreed to vote in favour of the shareholder resolutions required in connection with the Scheme.  Further details of these undertakings are set out in the Offer Agreement referred to in section 14 and in Appendix III.

References to the Offer and the Offer Document in this announcement shall include, where applicable, such scheme of arrangement.

The Offer will be subject to the conditions and further terms set out or referred to in Appendix I and in the Offer Document.

16.                               Expected Timetable

It is intended that the Offer Document containing further details of the Offer will be despatched to Autonomy Shareholders as soon as practicable (and, in any event, not later than 28 days after the date of this announcement).

17.                               Compulsory Acquisition, De-listing and Re-registration

If the Offer becomes or is declared wholly unconditional, and sufficient acceptances under the Offer are received, HP Vision intends to procure that Autonomy will make an application for the cancellation of the listing of Autonomy Shares on the Official List and for the cancellation of trading of Autonomy Shares on the London Stock Exchange’s market for listed securities.  In addition, Autonomy Shareholders should note that Autonomy may cease to be eligible for listing if less than 25 per cent of Autonomy Shares are in public hands, which for these purposes would exclude interests in more than 5 per cent.  In this event, HP Vision intends to request the FSA to cancel Autonomy’s listing on the basis that Autonomy no longer satisfies all the continuing obligations for maintaining a listing.

De-listing is likely to significantly reduce the liquidity and marketability of any Autonomy Shares in respect of which the Offer has not been accepted.

If the Offer becomes or is declared unconditional in all respects it is anticipated that cancellation of listing on the Official List and cancellation of trading on the London Stock Exchange will take effect no earlier than 20 Business Days after the earliest of: (i) the date on which HP Vision has obtained, at a general meeting, the prior approval of a resolution for the cancellation from a majority of not less than 75 per cent of the holders of Autonomy Shares as (being entitled to do so) vote in person or, where proxies are allowed, by proxy (the “De-listing Resolution”); (ii) the date on which HP Vision has, by virtue of its shareholdings and acceptances of the Offer, acquired or agreed to acquire 75 per cent of the voting rights attaching to the Autonomy Shares; or (iii) the first date of issue of compulsory acquisition notices under Part 28 of the Companies Act.

It should be noted that cancellation of listing on the Official List and cancellation of trading on the London Stock Exchange may occur earlier in the event that, as a consequence of less than 25 per cent of Autonomy Shares being in public hands, the FSA determines that Autonomy is no longer eligible for listing.  HP Vision will notify Autonomy Shareholders when the De-listing Resolution has been passed (or the compulsory acquisition notices served) and confirm that the notice period has commenced and the anticipated date of cancellation.

If HP Vision receives acceptances of the Offer in respect of, and/or otherwise acquires, 90 per cent or more of the Autonomy Shares to which the Offer relates and 90 per cent or more of the voting rights attaching to such shares and assuming all other conditions of the Offer have been satisfied or waived (if they are capable of being waived), HP Vision intends to exercise its rights pursuant to Sections 974 to 991 of the Companies Act to acquire compulsorily, on the same terms as the Offer, the remaining Autonomy Shares in respect of which the Offer has not been accepted.

It is also intended that, following the Offer becoming or being declared unconditional in all respects, Autonomy will seek to re-register as a private company under the relevant provisions of the Companies Act.

18.                               Overseas Autonomy Shareholders

The distribution of this announcement to, and the availability of the Offer to, persons who are not resident in the UK or the US may be affected by the laws of their relevant jurisdiction.  Such persons should inform themselves of and observe any applicable legal or regulatory requirements of their jurisdiction.  Further details in relation to overseas Autonomy Shareholders will be contained in the Offer Document.

19.                               General

This announcement does not constitute an offer to purchase or an invitation to sell any Autonomy Shares and any responses to the Offer should be made only on the basis of the information contained in the Offer Document.

The Offer Document setting out further details of the Offer, including the Offer timetable, will be posted to Autonomy Shareholders (other than to persons in a Restricted Jurisdiction) as soon as reasonably practicable after, and in any event within 28 days of, the date of this announcement (unless otherwise agreed with the Panel).

The Offer will be governed by English law and will be subject to the jurisdiction of the English courts.  The Offer will be subject to the applicable requirements of the City Code.

A copy of this announcement and information about the Offer is and will be available free of charge, subject to certain restrictions relating to persons resident in a Restricted Jurisdiction, for inspection on HP’s website at http://www.hp.com/investor/offerdocuments and Autonomy’s website at http://news.autonomy.com during the course of the Offer.

Your attention is drawn to the further information contained in the Appendices which form part of, and should be read in conjunction with, this announcement.

The Offer will be subject to the conditions and further terms in relation to the Offer set out in Appendix I and to be set out in the Offer Document.  Appendix II contains source notes relating to certain information contained in this announcement.  Appendix III contains further details of the irrevocable undertakings obtained by HP Vision.  Certain terms used in this announcement are defined in Appendix IV.

Please be aware that addresses, electronic addresses and certain other information provided by Autonomy Shareholders, persons with information rights and other relevant persons in connection with the receipt of communications from Autonomy may be provided to HP and HP Vision during the Offer Period as required under Section 4 of Appendix 4 of the City Code.

Conference Call

HP will host a conference call for financial analysts, HP stockholders and Autonomy Shareholders, today at 5 p.m. EST/2 p.m. PST/10 p.m. BST.  The call is accessible via audio webcast at http//www.hp.com/investor/2011Q3webcast.

Enquiries:

For HP Barclays Capital (joint financial adviser and corporate broker to HP and HP Vision) London Richard Taylor Matthew Smith Alisdair Gayne (Corporate Broking)	Tel: +44 (0) 20 7623 2323

New York	Tel: +1 212 526 7000
Michael Carter

Wayne Kawarabayashi Avinash Patel

Perella Weinberg Partners (joint financial adviser to HP and HP Vision)	Tel: +44 (0) 20 7268 2800

London Philip Yates Graham Davidson

New York Peter Weinberg Riccardo Benedetti	Tel: +1 212 287 3200

San Francisco John Varughese Paul Inouye	Tel: +1 415 671 4532

For Autonomy

Autonomy Derek Brown (Head of Investor Relations)	Tel: +44 (0) 20 710 45700

Qatalyst Partners (lead financial adviser to Autonomy)

San Francisco Frank Quattrone Jonathan Turner Ian MacLeod Brian Cayne	Tel: +1 415 844 7700

London Jean Tardy-Joubert Nadja Gehriger	Tel: +44 (0) 20 3159 4055

Brunswick Group (joint public relations adviser to Autonomy)

Richard Jacques	Tel: +44 (0) 7974 982557

Chris Blundell	Tel: +44 (0) 7974 982408

Financial Dynamics (joint public relations adviser to Autonomy)

Edward Bridges	Tel: +44 (0) 20 7831 3113

IMPORTANT NOTES

This announcement is not intended to and does not constitute, or form any part of an offer to sell or subscribe for or an invitation to purchase or subscribe for any securities or the solicitation of an offer to purchase or subscribe for any securities pursuant to the Offer or otherwise.  The Offer will be made solely through the Offer Document and (in respect of Autonomy Shares held in certificated form) the Form of Acceptance, which will together contain the full terms and conditions of the Offer, including details of how to accept the Offer.  Any acceptance or other response to the Offer should be made only on the basis of the information contained in the Offer Document and (in respect of Autonomy Shares held in certificated form) the Form of Acceptance.

Barclays Capital, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for HP and HP Vision and no one else in connection with the Offer and will not be responsible to anyone other than HP and HP Vision for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the matters described in this announcement or any transaction or arrangement referred to herein.

Perella Weinberg Partners, which through its affiliate Perella Weinberg Partners UK LLP is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for HP and HP Vision and no one else in connection with the Offer and will not be responsible to anyone other than HP and HP Vision for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the matters described in this announcement or any transaction or arrangement referred to herein.

Qatalyst Partners, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

Citigroup Global Markets Limited which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

Merrill Lynch International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

UBS Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or other matters referred to herein.

J.P. Morgan Limited which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Autonomy and no one else in connection with the Offer and will not be responsible to anyone other than Autonomy for providing the protections afforded to its clients or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom or the United States may be restricted by law and therefore any persons who are not resident in the United Kingdom or the United States, or who are subject to the laws or regulations of any jurisdiction other than the United Kingdom or the United States, should inform themselves about, and observe, any applicable requirements.  Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

The availability of the Offer to Autonomy Shareholders who are resident in jurisdictions other than the United Kingdom or the United States may be restricted by the laws and/or regulations of those jurisdictions.  Any Autonomy Shareholders who are not resident in the United Kingdom or the United States or who are subject to the laws or regulations of any jurisdiction other than the United Kingdom or the United States, should inform themselves about, and observe, any applicable requirements.  Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

In particular, copies of this announcement and any formal documentation relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction.  Persons receiving such documents (including custodians, nominees and trustees) should observe these restrictions and should not mail or otherwise forward, distribute or send such documents, in or into or from any Restricted Jurisdictions as doing so may invalidate any purported acceptance of the Offer.

This announcement has been prepared for the purposes of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws and regulations of any jurisdiction outside of the United Kingdom.

The receipt of cash pursuant to the Offer by Autonomy Shareholders may be a taxable transaction under applicable national, state and local, as well as foreign and other tax laws.  Each Autonomy Shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of acceptance of the Offer.

Publication on Websites

A copy of this announcement is and will be available free of charge, subject to certain restrictions relating to persons resident outside the United Kingdom or the United States, for inspection on HP’s website at http://www.hp.com/investor/offerdocuments and Autonomy’s website at http://news.autonomy.com,  during the course of the Offer.

Notice to US Investors

The Offer is being made for securities of a United Kingdom company and Autonomy Shareholders in the United States should be aware that this announcement, the Offer Document and any other documents relating to the Offer have been or will be prepared in accordance with the City Code and United Kingdom disclosure requirements, format and style, all of which differ from those in the United States.  Autonomy’s financial statements and all financial information that is included in this announcement or that may be included in the Offer Document or any other documents relating to the Offer, have been or will be prepared in accordance with United Kingdom generally accepted accounting principles and International Financial Reporting Standards and may not be comparable to financial statements of United States companies.

The Offer, which is open to Autonomy Shareholders in the United States, will be subject to a limited extent to US tender offer rules and securities laws (Regulation 14E), and will otherwise be made in accordance with the requirements of the City Code, the Panel, the London Stock Exchange and the Financial Services Authority.  Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those generally applicable under United States domestic tender offer procedures and law.  In the United States, the Offer will be deemed made solely by HP Vision and not by any of its financial advisers.

Autonomy is a company incorporated under the laws of England and Wales.  The directors of Autonomy are residents of countries other than the United States.  As a result, it may not be possible for Autonomy Shareholders in the United States to effect service of process within the United States upon Autonomy or its officers or directors or to enforce against any of them judgements of the United States predicated upon the civil liability provisions of the federal securities laws of the United States.  It may not be possible to sue Autonomy or its officers or directors in a non-US court for violations of the United States securities laws.  There is also substantial doubt as to enforceability in the United Kingdom in original actions, or in actions for the enforcement of judgments of United States courts, based on the civil liability provisions of United States federal securities laws.

In accordance with the City Code and normal United Kingdom market practice and pursuant to Rule 14e-5(b)(12) under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), HP Vision or its nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Autonomy Shares outside the United States, otherwise than pursuant to the Offer, before or during the period in which the Offer remains open for acceptance, such as in open market purchases at prevailing prices or privately negotiated purchases at negotiated prices.  In the event that HP Vision or its nominees or brokers (acting as agents) purchase or make arrangements to purchase Autonomy Shares for a consideration greater than the Offer Price, the Offer Price will be increased to match the higher price paid outside the Offer.  Such purchases, or arrangements to purchase, will comply with all applicable United Kingdom rules, including the City Code and the rules of the London Stock Exchange.  In addition, in accordance with the City Code, normal United Kingdom market practice and Rule 14e-5(b)(12) of the Exchange Act, Barclays Capital will continue to act as an exempt principal trader in Autonomy securities on the London Stock Exchange.  These purchases may occur in the open market or as privately negotiated transactions.

Information regarding such purchases and activities which is required to be made public in the United Kingdom pursuant to the City Code will be reported to a Regulatory Information Service and will be available to all investors (including US investors) on the London Stock Exchange website at www.londonstockexchange.com.

Forward-Looking Statements

This announcement, oral statements made regarding the Offer and other information published by HP, HP Vision or Autonomy, including information included or incorporated by reference to this announcement, may contain statements that are, or may be, “forward-looking statements”.  These statements are based on the current expectations of the management of Autonomy, HP and HP Vision (as the case may be) and are naturally subject to uncertainty and changes in circumstances.  The forward-looking statements contained herein may include statements about the expected effects on Autonomy or HP of the Offer, the expected timing and scope of the Offer, strategic options and all other statements in this document other than historical or current facts.  Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “should”, “could”, “would”, “can”, “continue”, “opportunity”, “anticipates”, “estimates”, “projects”, or words or terms of similar substance or the negative thereof, are forward-looking statements.  Forward-looking statements are not guarantees of future performance.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Many of these risks and uncertainties relate to factors that are beyond the companies’ abilities to control or estimate precisely, such as: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Autonomy’s or HP’s operations and potential synergies resulting from the Offer; and (iii) the effects of government regulation on Autonomy’s or HP’s business.  There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements.  These factors include, but are not limited to, the satisfaction of the conditions to the Offer, failure to consummate the proposed acquisition, failure to realise the benefits of the proposed acquisition, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the companies following the proposed acquisition as well as additional factors, such as changes in economic conditions, changes in the level of capital investment, success of business and operating initiatives and restructuring objectives, changes in consumer habits and preferences, competitive product and pricing pressures, customers’ strategies and stability, changes in the regulatory environment, fluctuations in interest and exchange rates, the outcome of litigation, government actions and natural phenomena such as floods, earthquakes and hurricanes.  Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements.  These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of the companies and the environment in which each will operate in the future.  Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this announcement.  All subsequent oral or written forward-looking statements attributable to HP, HP Vision or Autonomy or any of their respective members, directors, officers or employees or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above.  All forward-looking statements included in this announcement are based on information available to HP, HP Vision and Autonomy on the date of this announcement and are made only as of the date of this announcement.  Undue reliance should not be placed on such forward-looking statements.  None of Autonomy, HP or HP Vision assumes any obligation nor does any of them intend, to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing and Opening Position Disclosure Requirements

Under Rule 8.3(a) of the City Code, any person who is interested (directly or indirectly)  in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s).  An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th Business Day following the announcement in which any paper offeror is first identified.

Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested (directly or indirectly) in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror.  A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8.  A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified.  If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Note: References to “Rules” are to the rules of the City Code.  The terms “offeror”, “offeree company”, “offer period”, “interested” (and related variations),”relevant securities”, “deals” (and related variations) and “acting in concert” all bear the same meanings given to them in the City Code.

Rule 2.10 of the City Code

In accordance with Rule 2.10 of the City Code, Autonomy confirms that it has 243,469,433 ordinary shares of 1/3 pence each in issue and admitted to trading on the main market of the London Stock Exchange.  Each such ordinary share has one voting right.  The ISIN reference for such ordinary shares is GB0055007982.

In addition, Autonomy confirms that it has in issue £496,900,000 3.25 per cent convertible bonds due in March 2015.  Such convertible bonds are convertible into ordinary shares in Autonomy.  The ISIN reference for the convertible bonds is XS0487597006.

APPENDIX I

CONDITIONS AND PRINCIPAL FURTHER TERMS OF THE OFFER

PART A: Conditions of the Offer

The Offer will be subject to the following conditions:

a.                                       valid acceptances being received (and not, where permitted, withdrawn) and/or members of the HP Group having acquired or agreed to acquire (pursuant to the Offer or otherwise), directly or indirectly, by not later than 1.00 p.m. on the first closing date of the Offer (or such later time(s) and/or date(s) as HP Vision may, subject to the rules of the City Code, decide) in respect of not less than 75 per cent (or such lesser percentage as HP Vision may decide) in nominal value of the Autonomy Shares to which the Offer relates and not less than 75 per cent (or such lesser percentage as HP Vision may decide) of the voting rights carried by the Autonomy Shares to which the Offer relates, provided that, unless agreed by the Panel, this condition will not be satisfied unless HP Vision and/or any members of the HP Group shall have acquired or agreed to acquire (pursuant to the Offer or otherwise), directly or indirectly, Autonomy Shares carrying, in aggregate, over 50 per cent of the voting rights then normally exercisable at a general meeting of Autonomy on such basis as may be required by the Panel (including for this purpose, to the extent (if any) required by the Panel, any voting rights attaching to any shares which are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of conversion or subscription rights or otherwise).  For the purpose of this condition:

i.                                          the expression “Autonomy Shares to which the Offer relates” shall be construed in accordance with Chapter 3 of Part 28 of the Companies Act;

ii.                                       Autonomy Shares which have been unconditionally allotted but not issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise, shall be deemed to carry the voting rights which they will carry upon issue;

iii.                                    shares that cease to be held in treasury are Autonomy Shares to which the Offer relates; and

iv.                                   valid acceptances shall be deemed to have been received in respect of Autonomy Shares which are treated for the purposes of Part 28 of the Companies Act as having been acquired or contracted to be acquired by HP Vision by virtue of acceptances of the Offer;

b.                                      all filings having been made and all or any applicable waiting periods under the United States Hart-Scott Rodino Antitrust Improvements Act 1976 and the regulations thereunder including any extensions thereof having expired, lapsed or been terminated, as applicable, in each case in respect of the Offer and the proposed acquisition of any shares in, or control of, Autonomy;

c.                                       all merger control filings having been made in Austria, Germany and Ireland and either a decision authorising the Offer or no order, instruction or requirement preventing the closing of the Offer, having been issued or made by any of the Austrian Federal Competition Authority, the German Bundeskartellamt or the Irish Competition Authority;

d.                                      no government, governmental or quasi-governmental authority (whether supranational, national, regional, local or otherwise) or statutory or regulatory body, or other authority (including any anti-trust or merger control authority), court, tribunal, arbitrary body, institution, investigative body, association, trade agency or professional or environmental body or (without prejudice to the generality of the foregoing) any other person or body in any jurisdiction (each, a “Relevant Authority”) having decided to take, institute, implement or threaten any action, proceedings, suit, investigation, enquiry or reference, or enacted, made or proposed any statute, regulation, decision, judgement or order or otherwise taken any other step or done any thing, and there not being outstanding any statute, legislation or order, that would or might reasonably be expected to (to an extent or in a manner which is material in the context of the Offer or would have a material and adverse effect on the Wider Autonomy Group, taken as a whole):

i.                                          make the Offer, or its implementation, or the proposed acquisition of Autonomy or any Autonomy Shares or any other shares or securities in, or wider control of, Autonomy by HP Vision or any member of the Wider HP Group or the subscription by, or allotment to, any member of the Wider HP Group of Autonomy Shares or any matter arising therefrom or relating thereto, void, illegal or unenforceable under the laws of any relevant jurisdiction or otherwise, directly or indirectly, restrict, restrain, prohibit, delay, impose additional conditions or obligations with respect to, or otherwise directly or indirectly restrain, restrict, prohibit, delay or otherwise interfere with the Offer or such acquisition, or require amendment to the terms of the Offer or the acquisition of any Autonomy Shares by HP Vision or any matters arising therefrom;

ii.                                       result in a delay in the ability of HP Vision, or render HP Vision unable, to acquire or to hold or to exercise effectively any of the rights of ownership in respect of the Autonomy Shares or loans or securities convertible into Autonomy Shares;

iii.                                    require, prevent, delay or adversely affect the divestiture, or alter the terms envisaged for the proposed divestiture, by any member of the Wider HP Group or any member of the Wider Autonomy Group of all or any portion of their businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses or own their respective assets or properties or any part thereof;

iv.                                   impose any limitation on the ability of any member of the Wider HP Group to acquire or hold or exercise effectively, directly or indirectly, all or any rights of all or any of the Autonomy Shares (whether acquired pursuant to the Offer or otherwise) or to exercise voting or management control over Autonomy or any member of the Wider Autonomy Group;

v.                                      save as disclosed in Disclosed Information or as otherwise Publicly Announced, require any member of the Wider Autonomy Group to relinquish, terminate or materially amend in any way any material contract to which any member of the Wider Autonomy Group is a party;

vi.                                   except pursuant to Sections 974 to 991 of the Companies Act, require any member of the Wider HP Group or the Wider Autonomy Group to acquire, or offer to acquire any Autonomy Shares or other securities or rights thereover in any member of the Wider Autonomy Group (other than in Autonomy) owned by any third party;

vii.                                impose any limitation on the ability of any member of the Wider HP Group or the Wider Autonomy Group to integrate or co-ordinate its business, or any part of it, with the business of any other member of the Wider HP Group or the Wider Autonomy Group;

viii.                             result in any member of the Wider HP Group or Wider Autonomy Group ceasing to be able to carry on business in a manner in which it presently does so; or

ix.                                     otherwise adversely affect any or all of the business, assets, profits, prospects or financial or trading position of any member of the Wider HP Group or the Wider Autonomy Group or the exercise of rights over shares of any company in the Wider Autonomy Group; and

all applicable waiting and other time periods during which such Relevant Authority could decide, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or otherwise intervene in respect of the Offer or acquisition or proposed acquisition of any Autonomy Shares having expired, lapsed or been terminated;

e.                                       all necessary filings and applications in connection with the Offer or its implementation having been made and all necessary authorisations, orders, grants, consents, clearances, licences, confirmations, permissions and approvals (“Authorisations”), in any jurisdiction, for or in respect of the Offer, the proposed acquisition of any shares or securities in, or control of, Autonomy or any member of the Wider Autonomy Group by any member of the Wider HP Group having been obtained in terms and in a form reasonably satisfactory to HP Vision from all appropriate Relevant Authorities or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the Wider Autonomy Group has entered into any contractual arrangements (where the absence of such Authorisations would be material in the context of the Offer or would have a material and adverse effect on the Wider Autonomy Group, taken as a whole) and such Authorisations remaining in full force and effect and there being no intimation of any intention to revoke or not to renew the same and all necessary filings having been made, all applicable waiting and other time periods (including extensions thereto) in respect of the Offer or its implementation under any applicable legislation and regulations in any jurisdiction having expired, lapsed or been terminated and all necessary statutory or regulatory obligations in any jurisdiction in respect of the Offer or the proposed acquisition of Autonomy by HP Vision or of the Autonomy Shares or any matters arising therefrom having been complied with;

f.                                         save as disclosed in Disclosed Information or as otherwise Publicly Announced, there being no provision of any agreement, instrument, permit, franchise, licence or other arrangement to which any member of the Wider Autonomy Group is a party or by or to which it or any of its assets may be bound or subject or any circumstance which, as a consequence of the Offer or the acquisition of Autonomy or proposed acquisition by any member of the Wider HP Group of some or all of the shares or other securities in Autonomy or because of a change in the control or management of Autonomy or any member of the Wider Autonomy Group by any member of the Wider HP Group, could or might reasonably be expected to result in (to an extent or in a manner which is material in the context of the Offer or would have a material and adverse effect on the Wider Autonomy Group, taken as a whole):

i.                                          any monies borrowed by, or other indebtedness (actual or contingent) of, or grant available to, any member of the Wider Autonomy Group becoming or being capable of being declared repayable immediately or earlier than the repayment date stated in such agreement, instrument or other arrangement or the ability of any member of the Wider Autonomy Group to borrow monies or incur any indebtedness being withdrawn, inhibited or becoming capable of being withdrawn or inhibited;

ii.                                       any mortgage, charge or other security interest being created over the whole or any part of the business, property or assets of any member of the Wider Autonomy Group or any such security (whenever arising) being enforced;

iii.                                    any such agreement, instrument, permit, franchise, licence or other arrangement, or any right, interest, liability or obligation of any member of the Wider Autonomy Group therein, being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or arising thereunder;

iv.                                   the value of any member of the Wider Autonomy Group or its financial or trading position being prejudiced or adversely affected;

v.                                      any asset of the Wider Autonomy Group being charged or disposed of or any right arising under which any such asset or interest could be required to be disposed or charged;

vi.                                   the rights, liabilities, obligations or interests or business of any member of the Wider Autonomy Group in or with any other person, firm or company (or any arrangement relating to such interest or business) being terminated, modified or adversely affected;

vii.                                any asset or interest of any member of the Wider Autonomy Group being or falling to be disposed of or ceasing to be available to any member of the Wider Autonomy Group or any right arising under which any such asset or interest could be required to be disposed of or could cease to be available to any member of the Wider Autonomy Group;

viii.                             any member of the Wider Autonomy Group ceasing to be able to carry on business under any name under which it presently does so; or

ix.                                     the creation or acceleration of any liability (actual or contingent) by a member of the Wider Autonomy Group,

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Autonomy Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, could reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs i to ix of this condition;

g.                                      since 31 December 2010 and save as Publicly Announced or as disclosed in Disclosed Information, no member of the Wider Autonomy Group having (to an extent or in a manner which is material in the context of the Offer or would have a material and adverse effect on the Wider Autonomy Group, taken as a whole):

i.                                          issued or agreed to issue or authorised or proposed the issue of additional shares of any class or issued or authorised or proposed the issue of or granted securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, such shares or convertible securities or redeemed, purchased or reduced or announced any intention to do so or made any other change to any part of its share capital, save for options granted or awards made pursuant to the Autonomy Share Schemes and Autonomy Shares allotted upon exercise of options under the Autonomy Share Schemes or as between Autonomy and wholly owned subsidiaries of Autonomy or between such wholly-owned subsidiaries;

ii.             sold or transferred or agreed to sell or transfer any treasury shares;

iii.                                    recommended, declared, paid or made or proposed to recommend, declare, pay or make any dividend, bonus or other distribution whether in cash or otherwise other than dividends lawfully paid to Autonomy or wholly-owned subsidiaries of Autonomy or between such wholly-owned subsidiaries;

iv.                                   other than in respect of Autonomy Intra Group Transactions, authorised or proposed or announced its intention to propose any acquisition or disposal or transfer of assets or shares or any change in its share or loan capital;

v.                                      issued or authorised or proposed the issue of any debentures or, save in the ordinary course of business, incurred or increased any financial indebtedness or contingent financial liability other than between Autonomy and its wholly-owned subsidiaries;

vi.                                   other than in respect of Autonomy Intra Group Transactions, disposed of or transferred, mortgaged or encumbered any material asset or any right, title or interest in any material asset or entered into or varied any contract, commitment or arrangement (whether in respect of capital expenditure or otherwise) which is of a long term or unusual nature or which involves or could involve an obligation of a nature or magnitude which is material;

vii.                                entered into or varied or authorised or proposed or announced its intention to enter into or vary any contract, reconstruction, amalgamation, arrangement or other transaction which is of a long term or unusual or onerous nature or is otherwise than in the ordinary course of business other than between Autonomy and its wholly-owned subsidiaries or between such wholly-owned subsidiaries;

viii.                             entered into, or varied the terms of, any contract or agreement with any of the directors or senior executives of the Wider Autonomy Group;

ix.                                     other than in respect of Autonomy Intra Group Transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) (except in the ordinary course of business) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest;

x.                                        other than in respect of any member which was dormant or solvent at the relevant time, taken or proposed any corporate action or had any legal proceedings started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets and revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction;

xi.                                     been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

xii.           taken any action with respect to, adopted, entered into, terminated or amended any severance, change in control, retirement, retention, welfare, incentive or similar agreement, arrangement or benefit plan for the benefit or welfare of any current or former director or senior executive;

xiii.          increased in any respect the compensation or fringe benefits of, or paid any bonus to, any director or senior executive;

xiv.          amended or accelerated the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted share awards, other than in accordance with the terms of such compensation or benefits;

xv.           granted any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of share options, share appreciation rights, share based or share related awards, performance units or restricted share, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder;

xvi.          waived or compromised any material claim;

xvii.         entered into or joined any group, organisation or consortium whereby any member of the Wider Autonomy Group could be subject to obligations of a long term or unusual nature or which involves or could involve an obligation of such a nature or magnitude which is material;

xviii.        made any amendment to its memorandum or articles of association or other incorporation documents;

xix.           made or agreed or consented to:

1.                                       any material change to:

a.                                       the terms of the trust deeds constituting the pension scheme(s) or share scheme(s) established for its directors, employees or their dependants; or

b.                                      the pensions or the benefits which accrue or are payable thereunder; or

c.                                       the basis on which qualification for, or accrual or entitlement to such benefits or pensions are calculated or determined; or

d.                                      the basis upon which the liabilities (including pensions) or such pension schemes are funded, valued or made; or

2.                                       any change to the trustees including the appointment of a trust corporation;

xx.            entered into any contract, transaction or arrangement which is or is reasonably likely to be restrictive to the business of any member of the Wider Autonomy Group or the Wider HP Group other than to a nature and extent which is normal practice in the ordinary course of the business concerned; or

xxi.           entered into any contract, commitment or agreement with respect to any of the transactions or events referred to in this condition (e);

h.                                      since 31 December 2010 and save as Publicly Announced or as disclosed in Disclosed Information:

i.                                          no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened or remaining outstanding by or against any member of the Wider Autonomy Group or to which any member of the Wider Autonomy Group is or may become a party (whether as claimant, defendant or otherwise);

ii.                                       no adverse change having occurred or deterioration in the business, assets, financial or trading position or profits of any member of the Wider Autonomy Group;

iii.                                    no steps having been taken which would or are reasonably likely to result in the withdrawal, cancellation, termination or modification of any material licence held by any member of the Wider Autonomy Group which is necessary for the proper carrying on of its business;

iv.                                   no enquiry or investigation by any Relevant Authority against or in respect of any member of the Wider Autonomy Group having been threatened, announced, implemented or instituted or remaining outstanding; or

v.                                      otherwise than as a result of the Offer, no material liability (actual, contingent or otherwise) having arisen or become apparent or increased,

in each case, to an extent or in a manner which is material in the context of the Offer or would have a material and adverse effect on the Wider Autonomy Group, taken as a whole;

i.                                          save as Publicly Announced or as disclosed in the Disclosed Information, HP not having discovered that:

i.                                          any business, financial or other information concerning any member of the Autonomy Group disclosed, publicly by or on behalf of any member of the Autonomy Group, either contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading; or

ii.                                       any member of the Wider Autonomy Group is subject to any liability, actual or contingent, which is not disclosed in the annual report and accounts of Autonomy for the financial year ended 31 December 2010; or

iii.                                    any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Autonomy Group,

in each case, to an extent or in a manner which is material in the context of the Offer or would have a material and adverse effect on the Wider Autonomy Group, taken as a whole;

j.                                          save as Publicly Announced or as disclosed in Disclosed Information, HP not having discovered that:

i.                                          any past or present member of the Wider Autonomy Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the storage, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or to harm human health or otherwise relating to environmental matters (which non-compliance would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider Autonomy Group) or that there has otherwise been any such disposal, discharge, spillage, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations and wherever the same may have taken place) which in any such case would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider Autonomy Group;

ii.                                       there is or is likely to be, for that or for any other reason whatsoever, any liability (whether actual or contingent) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Autonomy Group or any controlled waters under any environmental legislation, regulation, notice, circular or order of any Relevant Authority or third party or otherwise,

iii.                                    any member of the Wider Autonomy Group has not complied with any applicable law or regulation governing the conduct of its business in any respect which would be likely to give rise to any liability on the part of any member of the Wider Autonomy Group;

iv.                                   there is any contract, agreement or other arrangement which is or is likely to be restrictive on the business of any member of the Wider Autonomy Group or the Wider HP Group; or

v.                                      the conduct of the business of the Wider Autonomy Group infringes the intellectual property rights of any third party,

in each case, to an extent or in manner which is material in the context of the Offer or would have a material and adverse effect on the Wider Autonomy Group, taken as a whole;

k.                                       save as Publicly Announced or as disclosed in Disclosed Information, HP not having discovered that any past or present member of the Wider Autonomy Group has:

i.                                          paid or agreed to pay any bribe including any ‘inducement fee’, given or agreed to give a gift or similar benefit or paid or agreed to pay to a concealed bank account or fund to or for the account of, any customer, supplier, governmental official or employee, representative of a political party, or other person for the purpose of obtaining or retaining business or otherwise engaged in any activity, done such things (or omitted to do such things) in contravention of the UK Bribery Act 2010; or

ii.                                       engaged in any business with or made any investments in, or made any payments to, (i) any government, entity or individual with which US persons are prohibited from engaging in activities or doing business by US laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or (ii) any government, entity or individual targeted by any of the economic sanctions of the United Kingdom administered by the Bank of England; and

l.                                          no circumstance having arisen or event having occurred since the Announcement Date in relation to any intellectual property owned, used or licensed by the Wider Autonomy Group or to any third parties, including:

i.                                          any member of the Wider Autonomy Group losing its title to any intellectual property or any intellectual property owned by the Wider Autonomy Group being revoked, cancelled or declared invalid;

ii.                                       any agreement regarding the use of any intellectual property licensed to or by any member of the Wider Autonomy Group being terminated or varied; or

iii.                                    any claim being filed alleging that any member of the Wider Autonomy Group infringed the intellectual property rights of a third party or any member of the Wider Autonomy Group being found to have infringed the intellectual property rights of a third party, in each case, which is material in the context of the Wider Autonomy Group taken as a whole.

PART B: Certain terms of the Offer

Subject to the requirements of the Panel:

a.                                       HP Vision reserves the right to waive, in whole or in part, all or any of conditions (b) to (l) (inclusive) above;

b.                                      Conditions (b) to (l) (inclusive) must be fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by HP Vision to be or to remain satisfied no later than midnight on the twenty-first day after the later of the first closing date of the Offer and the date on which condition (a) is fulfilled (or in each case such later date as HP Vision, with the consent of the Panel, may decide), failing which the Offer shall lapse.  HP Vision shall be under no obligation to waive or treat as satisfied any of conditions (b) to (l) (inclusive) by a date earlier than the latest date specified above for the satisfaction thereof notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment;

c.                                       The Offer will be on the terms and subject, inter alia, to the conditions which are set out in this Appendix and those terms which will be set out in the Offer Document and, in respect of the Autonomy Shares held in certificated form, the Form of Acceptance and subject to such further terms as may be required to comply with the applicable rules and regulations of the Financial Services Authority, the Listing Rules and the City Code;

d.                                      The Offer will be governed by English law and will be subject to the jurisdiction of the England courts;

e.                                       If HP Vision is required by the Panel to make an offer for Autonomy Shares under the provisions of Rule 9 of the City Code, HP Vision may make such alterations to the conditions as are necessary to comply with the provisions of that rule;

f.                                         If the Offer lapses or is withdrawn, the Offer will cease to be capable of further acceptance and accepting Autonomy Shareholders and HP Vision will thereupon cease to be bound by any Form of Acceptance or electronic acceptance submitted before the time when the Offer lapses or is withdrawn;

g.                                      Autonomy Shares will be acquired by HP Vision fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and other third party rights or interests and together with all rights now or hereafter attaching thereto, including, without limitation, the right to receive and retain all dividends and other distributions (if any) announced, declared, made or paid hereafter;

h.                                      HP Vision reserves the right to elect to implement the acquisition of Autonomy, with the consent of the Panel, by way of scheme of arrangement pursuant to Part 26 of the Companies Act.  In such event, such scheme will be implemented on the same terms (subject to appropriate amendment), so far as applicable, as those which will apply to the Offer.  In particular Condition (a) will not apply and the scheme of arrangement will become effective and binding following:

i.                                          approval at each Court Meeting (or any adjournment thereof) by a majority in number of the relevant class of Autonomy Shareholders present and voting, either in person or by proxy, representing 75 per cent or more in value of the Autonomy Shares held by such holders;

ii.                                       the resolution(s) required to approve and implement the scheme of arrangement and to be set out in the notice of a general meeting of the holders of Autonomy Shares being passed by the requisite majority at such general meeting; and

iii.                                    the sanction of the scheme of arrangement and confirmation of any reduction of capital involved therein by the Court (in both cases with or without modifications, on terms reasonably acceptable to HP and HP Vision) and a copy of the order of the Court sanctioning the scheme of arrangement and confirming the cancellation of share capital which forms part of it being delivered for registration to the Registrar of Companies in England and Wales and being registered by him.

i.                                          The availability of the Offer to persons not resident in the United Kingdom or the United States may be affected by laws of the relevant jurisdiction in which they are resident.  Persons who are not resident in the UK or the US should inform themselves about and observe any applicable requirements; and

j.                                          The Offer will not be made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, facsimile transmission, telex, telephone, internet or e-mail) of interstate or foreign commerce of, or of any facility of a national securities exchange of, any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facility or from within any Restricted Jurisdiction.

APPENDIX II

BASES AND SOURCES OF INFORMATION

In this announcement:

a.                                       The maximum value of the Offer attributable to the entire issued and to be issued ordinary share capital of Autonomy is based on there being 243,469,433 Autonomy Shares now in issue together with options of which 9,464,327 are in the money based on the Offer Price and a US Dollar / Sterling exchange rate of 1.6543, with an aggregate exercise price of £122,381,051 and Autonomy Convertible Bonds with a principal amount of £496,900,000.

b.                                      Other statements made by reference to the existing issued share capital of Autonomy are based on there being 243,469,433 Autonomy Shares in issue.

c.                                       The Offer made is based on there being no declaration or payment of any further dividends on any Autonomy Shares, including any interim dividend.

d.                                      Unless otherwise stated, the financial information, including without limitation, the gross cash, adjusted operating profit and adjusted operating margin, relating to HP is extracted from HP’s annual report and accounts for the year ended 31 October 2010 or HP’s financial results for the third fiscal quarter ended 31 July 2011.

e.                                       Unless otherwise stated, the financial information relating to Autonomy is extracted from Autonomy’s annual report and accounts for the year ended 31 December 2010 or Autonomy’s unaudited interim results for the six months ended 30 June 2011.

f.                                         Unless otherwise stated, the Closing Prices of Autonomy Shares represent the closing middle market prices for Autonomy Shares on the relevant dates as derived from the Daily Official List.

g.                                      The one, three and twelve month average share prices for Autonomy Shares have been calculated using the closing middle market prices for Autonomy Shares on the relevant dates as derived from Bloomberg Professional, a service operated by Bloomberg Finance L.P..

h.                                      The fifty-two week high price for Autonomy Shares has been calculated using the intra-day middle market prices for Autonomy Shares on the relevant dates as derived from Bloomberg Professional, a service operated by Bloomberg Finance L.P..

APPENDIX III

DETAILS OF IRREVOCABLE UNDERTAKINGS

Irrevocable undertakings have been given by certain Autonomy Directors in respect of Autonomy Shares as detailed below.  Together these Autonomy Shares in aggregate amount to 22,200,066 representing approximately 9.12 per cent of the existing issued share capital of Autonomy.

Irrevocable undertakings from Autonomy Directors holding Autonomy Shares

Shareholder	Number of Autonomy Shares	% of the existing issued share capital of Autonomy

Michael Lynch	19,808,546	8.14

Sushovan Hussain	9,978	0.01

Richard Gaunt	2,372,601	0.97

Robert Webb	8,941	0.00

i.                                          The irrevocable undertakings provided by these Autonomy Directors will remain binding in the event of a competing offer being made for Autonomy and cease to be binding only if the Offer Document is not posted by 7 September 2011 (or such later date as the Panel may permit) or in the event the Offer lapses or is withdrawn without having become wholly unconditional.

ii.                                       The Autonomy Directors have also agreed not to withdraw any acceptance of the Offer in relation to the Autonomy Shares subject to these undertakings and not to knowingly solicit, initiate or encourage the submission of proposals or offers from any person (other than HP Vision) in relation to a Competing Proposal, provided that this shall not prevent a director (as a member of the board of directors of Autonomy) from responding to any approach, proposal or offer made by any person (other than HP Vision), provided that the approach, proposal or offer has not been made as a consequence of any breach of the undertaking not to knowingly solicit, initiate or encourage the submission of any proposals or offers in relation to a competing proposal.

iii.                                    In the event HP elects to implement the acquisition of Autonomy by way of a Scheme, the Directors have agreed to vote in favour of resolutions to be proposed in connection with the Scheme and any related reduction of share capital.

APPENDIX IV

GLOSSARY & DEFINITIONS

The following definitions apply throughout this announcement, unless the context requires otherwise:

“Announcement Date”	the date of this announcement

“Associates”	has the meaning given in Part 28 of the Companies Act

“Authorisations”	has the meaning given in sub-paragraph (d) of Appendix I

“Autonomy Convertible Bonds”	3.25 per cent convertible bonds due March 2015 convertible into ordinary shares of Autonomy, issued by Autonomy and admitted to trading on the London Stock Exchange

“Autonomy Directors” or “Board of Autonomy” or “Autonomy Board”	the board of directors of Autonomy

“Autonomy Group”	Autonomy and its subsidiaries and subsidiary undertakings

“Autonomy Intra Group Transactions”

acquisitions, disposals or transfers of assets or shares or other securities, rights or interests between Autonomy and wholly-owned subsidiaries of Autonomy or between wholly-owned subsidiaries of Autonomy

“Autonomy Share Schemes”	the Autonomy Corporation plc Discretionary Share Option Scheme 1996 together with the Autonomy US Plans

“Autonomy Share(s)”	the fully paid ordinary shares of 1/3 pence each in the capital of Autonomy

“Autonomy Shareholders”	holders of Autonomy Shares

“Autonomy US Plans”

the Autonomy Corporation plc US Share Option Plan 1998; the Autonomy Corporation plc US Share Option Plan 2008; the Cardiff Software Inc. 1997 Equity Incentive Plan; the Cardiff Software Inc. 2000 Stock Option Plan; the Discovery Mining Inc. 2003 Stock Incentive Plan; the iManage Inc. 1997 Stock Option Plan; the iManage Inc. 2000 Non-Officer Stock Option Plan; the Interwoven Inc. 1999 Equity Incentive Plan; the Interwoven Inc. 2000 Stock Incentive Plan; the Interwoven Inc. 2003 Acquisition Plan; the Interwoven

Inc. 2008 Equity Incentive Plan; the Optimost LLC 2006 Equity Compensation Plan; the Virage Inc. 1997 Stock Option Plan; the Verity, Inc. 1996 Non Statutory Stock Option Plan; the Verity Canada 1997 Non Statutory Stock Option Plan; and the Zantaz Inc. 1998 Stock Plan

“Autonomy” or the “Company”	Autonomy Corporation plc, a company registered in England and Wales with registered number 3175909

“Barclays Capital”	Barclays Capital, the investment banking division of Barclays Bank PLC, joint financial adviser and corporate broker to HP and HP Vision

“Board of HP Vision”	the board of directors of HP Vision

“Business Day”	a day, not being a public holiday, Saturday or Sunday, on which clearing banks in London are open for normal business

“City Code”	the City Code on Takeovers and Mergers

“Closing Price”	the closing or intra-day (as applicable) middle market quotation of a Autonomy Share as derived from the Daily Official List or Bloomberg Professional

“Companies Act”	the Companies Act 2006, as from time to time amended

“Competing Proposal”

has the meaning given in the Offer Agreement, being any approach, proposal or offer (whether or not subject to pre-conditions) put forward by a third party who is not acting in concert with HP Vision in relation to: (i) an offer (as defined in the City Code) for 30 per cent or more of the shares carrying voting rights in Autonomy (whether proposed to be implemented by way of tender offer or scheme of arrangement); or (ii) any transaction which would comprise a Class 1 transaction for Autonomy under the Listing Rules

“Convertible Bond Offer”	the offer to be made by HP Vision to holders of Autonomy Convertible Bonds pursuant to Rule 15 of the City Code

“Court”	the High Court of Justice in England and Wales

“Court Meeting”

the meeting or meetings of each class of Autonomy Shareholders to be convened pursuant to an order of the Court pursuant to Section 896 of the Companies Act for the purpose of considering and, if thought fit, approving any scheme of arrangement

“Daily Official List”	the daily official list of the London Stock Exchange

“Dealing Disclosure”	has the meaning given in Rule 8 of the City Code

“Disclosed Information”

any information which has been (i) fairly disclosed (in writing) by or on behalf of the Autonomy Group or any of its advisers to HP Vision or any of its advisers in connection with or in contemplation of the Offer prior to the date of this announcement; or (ii) disclosed in Autonomy’s report and accounts for the year ended 31 December 2010; or (iii) disclosed in this announcement

“eDiscovery”	the process in which electronic data is sought, located, secured and searched with the intention of using it as evidence in legal or regulatory proceedings

“ESSN”	HP’s Enterprise Servers, Storage and Networking business group

“Form of Acceptance”	the form of acceptance, election and authority which will be distributed with the Offer Document

“FSA” or “Financial Services Authority”	the Financial Services Authority of the United Kingdom

“GAAP”	Generally Accepted Accounting Principles

“HP”	Hewlett-Packard Company, a Delaware corporation

“HP Group”	HP and its subsidiaries and subsidiary undertakings

“HP Stock”	common stock of HP

“HP Vision”	Hewlett-Packard Vision B.V., a company incorporated under the laws of The Netherlands with company number 53342577

“HP Vision Directors”	the members of the board of directors of HP Vision

“IDOL”	Intelligent Data Operating Layer™

“IPG”	HP’s imaging and printing business group

“Listing Rules”

the rules and regulations made by the Financial Services Authority in its capacity as the UK Listing Authority under the Financial Services and Markets Act 2000, and contained in the UK Listing Authority’s publication of the same name

“London Stock Exchange”	London Stock Exchange plc

“Meaning Based Computing”	the ability for a machine to form an understanding of all information, whether structured, semi-structured or unstructured, and recognise the relationships that exist within it

“OEM”	an Original Equipment Manufacturer

“Offer”

the recommended cash offer to be made by HP Vision to acquire the issued and to be issued Autonomy Shares (other than any Autonomy Shares held by HP Vision within the meaning of Section 974(2) of the Companies Act or any of its Associates) in accordance with Part 28 of the Companies Act, on the terms and subject to the conditions to be set out in the Offer Document and, in the case of Autonomy Shares held in certificated form, the Form of Acceptance, and, where the context admits, any subsequent revision, variation, extension or renewal thereof

“Offer Agreement”	the agreement between HP Vision and Autonomy dated 18 August 2011, containing certain obligations and undertakings in relation to implementation of the Offer as summarised in section 14

“Offer Document”

the document to be sent to holders of Autonomy Shares and any persons with information rights and for information only to participants in the Autonomy Share Schemes and holders of the Convertible Bonds, containing, amongst other things, the terms and conditions of the Offer

“Offer Period”	the period commencing on 18 August 2011, being the Announcement Date, and ending on the date when the Offer becomes unconditional as to acceptances or has lapsed or is withdrawn

“Offer Price”	£25.50 per Autonomy Share

“Official List”	the Official List of the United Kingdom Listing Authority

“Opening Position Disclosure”	has the meaning given in Rule 8 of the City Code

“Panel”	the Panel on Takeovers and Mergers

“Perella Weinberg	Perella Weinberg Partners LP and certain of its corporate

Partners”	advisory affiliates, joint financial adviser to HP and HP Vision

“Publicly Announced”	announced publicly and delivered to a Regulatory Information Service prior to the Announcement Date

“Qatalyst Partners”	Qatalyst Partners LLP, lead financial adviser to Autonomy

“Regulatory Information Service”	any of the services set out in Appendix III to the Listing Rules

“Relevant Authority”	has the meaning given in sub-paragraph (b) of Appendix I

“Restricted Jurisdictions”

any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Offer is sent or made available to Autonomy Shareholders in that jurisdiction

“Scheme” or “scheme of arrangement”	a scheme of arrangement under Part 26 of the Companies Act which may be made between Autonomy and the holders of Autonomy Shares other than those beneficially owned by HP, HP Vision or Autonomy

“subsidiary”, “subsidiary undertaking”, “associated undertaking” or “undertaking”

have the meanings given by Section 1162 and Schedule 7 of the Companies Act and Section 736 of the Companies Act 1985, except that, for the purposes of subsections 1162(2)(a) and (d), a company shall also be treated as a member of another company if any shares in that other company are held by a person: (i) acting on behalf of the company or any of its subsidiaries; or (ii) by way of security provided by the company or any of its subsidiaries

“Substantial Interest”	a direct or indirect interest in 20 per cent or more of the voting or equity capital (or equivalent) of an undertaking

“Superior Proposal”

has the meaning given in the Offer Agreement, being any bona fide Competing Proposal which the Autonomy Directors consider, acting reasonably and in good faith and after consultation with their legal and financial advisers, is capable of being announced and is likely to be completed in accordance with its terms taking into account all financial, regulatory and other aspects of such proposal (including the ability of the proposing party to complete the transactions contemplated by such proposal) and which, if implemented, would be superior to the Offer from a financial point of view for Autonomy Shareholders, and which the Autonomy Directors are minded to recommend

“treasury shares”	any Autonomy Shares held by Autonomy as treasury shares

“United Kingdom” or the “UK”	the United Kingdom of Great Britain and Northern Ireland and its dependent territories

“United States” or “US”	the United States of America, its territories and possessions, any state of the United States and the District of Columbia

“Wider Autonomy Group”

Autonomy and the subsidiaries and subsidiary undertakings of Autonomy and associated undertakings (including any joint venture, partnership, firm or company in which any member of the Autonomy Group is interested or any undertaking in which Autonomy and such undertakings (aggregating their interests) have a Substantial Interest)

“Wider HP Group”

HP and the subsidiaries and subsidiary undertakings of HP and associated undertakings (including any joint venture, partnership, firm or company in which any of HP (or its subsidiary and subsidiary undertakings) is interested or any undertaking in which HP and such undertakings (aggregating their interests) have a Substantial Interest

“£”	UK pounds sterling, the lawful currency of the United Kingdom from time to time (and references to “pence” shall be construed accordingly)

“$”	United States dollars, the lawful currency of the United States from time to time

In this announcement:

(a)                                  All times referred to are London time unless otherwise stated.

(b)                                 All references to legislation in this announcement are to English legislation unless the contrary is indicated.  Any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof.

(c)                                  Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender.

(d)                                 Unless otherwise specified, all references to “sections” and “appendices” are to sections of, and appendices to, this announcement.